SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

January 16, 2012

Date of Report (Date of earliest event reported)

RARUS MINERALS INC.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-168925 (Commission File Number)	27-3015109 (IRS Employer Identification Number)

2850 W. Horizon Ridge Parkway, Suite 200 Henderson, Nevada 89052 (Address of principal executive offices)

Phone: (702) 430-4610 Fax: (702) 430-4501 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On January 16, 2012, the Board of Directors of Rarus Minerals Inc., a Nevada corporation (the “Company”), authorized cancellation of the Eagleville Agreement which the Company had entered on December 13, 2011. To effect the cancellation, notice was provided to Mountain Gold Exploration Inc. and Lane A. Griffin and Associates (collectively the "Vendors").

To effect the cancellation, the Company will forfeit the initial advance royalty payments totaling $15,000 made to the Vendors (split as to: $9,900 to Lane Griffin and Associates and $5,100 to Mountain Gold Exploration); and the Vendors will return for cancellation stock certificates representing the 1,500,000 restricted common shares issued by the Company (split as to: 1,000,000 to Lane A. Griffin and Associates and 500,000 to Mountain Gold Holdings, LLC Series C).

This cancellation releases the Company from future property payment cash installment commitments under the Eagleville Agreement totaling $155,000 over the next five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARUS MINERALS INC.

/s/ Manfred Ruf

Manfred Ruf,

President and CEO

Dated:  January 17, 2012